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                                                                           1


                                 CONTINUING GUARANTEE


     This GUARANTEE is given at San Diego, California this 30th day of August, 1996, by ALPHAREL, INC., a corporation duly constituted and existing under the laws of the State of California with its principal place of business at 9339 Carroll Park Drive, San Diego, California 92121, UNITED STATES OF AMERICA (hereinafter called the "Guarantor"), to LLOYDS BANK PLC (hereinafter called the "Bank").

     WHEREAS, the Guarantor has a financial interest in TRIMCO ENTERPRISES LIMITED, Company No. 2625912, of Trimco House, 111 Uxbridge Road, Ealing, London W5 2TZ, ENGLAND (hereinafter called the "Customer").

     WHEREAS, it is essential to and for the benefit of the Guarantor that credit or other banking facilities be extended to the Customer by the Bank.

     NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, and of credit, other banking facilities or financial accommodation extended or hereafter extended or continued from time to time by the Bank to the Customer, in any manner, including but not limited to overdrafts or advances, discount of promissory notes and commercial paper, purchase and negotiation of clean and documentary export bills, issuance or acceptance of guarantees, purchase or sale of foreign currencies or any other form of credit, other banking facilities or financial accommodation which may be mutually agreed upon between the Bank and the Customer, the Guarantor does hereby covenant and agree with the Bank promptly to pay to the Bank upon demand any and all indebtedness (whether certain or contingent) of the Customer to the Bank due or past due up to the amount of L300,000.00 (THREE HUNDRED THOUSAND BRITISH POUNDS STERLING) at any time outstanding pursuant to any such credit, other banking facilities or financial accommodation hereinbefore mentioned, plus all interest due on all such indebtedness, as well as the amount of any and all reasonable expenses of collection (including, without limitation, the reasonable fees and disbursements of counsel to the Bank) and other charges which the Bank may incur in connection therewith.

     The Guarantor hereby waives notice of the acceptance of this Guarantee and of the extending of credit, other banking facilities or financial accommodation as above specified and the state of indebtedness (whether certain or contingent) of the
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                                                                           2

Customer at any time, and expressly agrees to any extensions, renewals, acceleration or modifications of such credit, other banking facilities or financial accommodation or any of the terms thereof, and waives diligence, presentment, demand of payment, protest or notice, whether of non-payment, dishonor, protest or otherwise of any document or documents and notice of any extension, renewal, modification or default and assents to the release, substitution or variation of any collateral or other guarantee which may at any time be held as security for any credit, other banking facilities or financial accommodation extended to the Customer, all without relieving the Guarantor of any liability under this Guarantee. The Guarantor hereby further expressly waives and agrees not to assert (i) any defense arising by reason of any incapacity, lack of authority, disability or any other similar defense of the Customer, any other guarantor or any other person and (ii) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) by the Bank which destroys or impairs the subrogation rights of the Guarantor or any other guarantor or the right of the Guarantor to proceed against the Customer for reimbursement.

     The obligation of the Guarantor hereunder shall be an unconditional obligation to make prompt payment to the Bank irrespective of the genuineness, validity, regularity or enforceability of any indebtedness (whether certain or contingent) or evidence of indebtedness of the Customer to the Bank or of other circumstances which might otherwise under the laws of any jurisdiction constitute a legal or equitable discharge of a surety or a guarantor or a bar (in the nature of a moratorium or otherwise) to the enforcement of the Bank's rights either (i) against the Customer on its obligation or (ii) under this Guarantee.

     This is a guarantee of payment and not of collection and is intended to be and shall be construed as a continuing guarantee and shall remain in full force and effect until a date five (5) business days (defined as a day on which banks are neither required nor authorized to close in London, England, New York, New York and San Diego, California) after notice of cancellation in writing shall have been given by the Guarantor and received by the Bank at its Regional Securities Centre, P.O. Box 104, 13 High Street, Horley, Surrey RH6 7YA, ENGLAND, but it is understood that its cancellation shall not affect the liability of the Guarantor in respect to any credit, other banking facilities or financial accommodation extended or incurred, or contracted to be extended or
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                                                                           3


incurred to or by the Customer prior to a date five (5) business days after receipt of such notice of cancellation by the Bank at its said office together with interest thereon. This Guarantee shall also apply to any checks or other instruments drawn by, or for account of, the Customer on the Bank and dated or purporting to be dated on or before the date which is five (5) full business days after the date of the Bank's receipt in hand of the Guarantor's notice of cancellation although presented to or paid by the Bank on or after such date.

     In the event that all or any part of any indebtedness as aforesaid of the Customer to the Bank is not paid when due, the Guarantor will pay to the Bank the entire amount of its due and unpaid liability hereunder (including interest and charges to the date of payment) on demand and the Bank need not first proceed to preserve, utilize or exhaust any other right or remedy against the Customer or any other guarantor or any security the Bank may have to obtain payment. Such payment will be made to the Bank at the place and in the currency where and in which the indebtedness was incurred; but if payment by the Guarantor is not made in that form within five (5) business days of demand by the Bank for payment, the Bank may at any time at its option demand and require payment from the Guarantor in U.S. dollars to the New York branch of the Bank (presently located at 199 Water Street, New York, New York 10038, UNITED STATES OF AMERICA) of the equivalent of the sums due, at the selling rate ruling for telegraphic transfers on London, England as of the close of the last business day immediately preceding the date of such demand for payment in U.S. dollars, and the Guarantor will thereafter be liable for such U.S. dollar amounts plus interest thereon and any reasonable charges or expenses relative thereto, incurred by the Bank.

     All payments by the Guarantor to the Bank under this Guarantee are to be made free and clear of any and all taxes, duties, imposts, fees, withholdings or deductions (the "Deductions") of any nature now or hereafter imposed on such payments. If any Deduction is, by law, required to be made from any payment hereunder, then the Guarantor shall (i) make such deduction, (ii) pay the amount of such Deduction to the relevant taxing authority and (iii) pay to the Bank such additional amount as will result in receipt by the Bank of a net amount equal to the amount the Bank would have received hereunder had no such Deduction been required. In the event such Deduction is so required to be made from any payment hereunder, the Guarantor shall, as soon as possible (and in any event within 45 days of the date of such Deduction), deliver to the Bank receipts issued by the relevant taxing authority evidencing the amount of such Deduction and its payment.

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     It is understood and agreed that the obligations of the Guarantor expressed herein are to be construed as separate and distinct from and independent of any obligations of the Guarantor under agreements of guarantee, if any, executed by it in force at this date or which may be executed on or after this date in favor of the Bank or any branch or agency thereof, and that the amount of indebtedness guaranteed hereby shall be considered as independent of and additional to any indebtedness guaranteed by any aforesaid agreements of guarantee.

     It is understood that the obligations (whether certain or contingent) of the Customer to the Bank may at any time and from time to time exceed the liability of the Guarantor hereunder without impairing this Guarantee.

     Until all amounts outstanding from the Bank to the Customer shall have been paid or otherwise satisfied in full, (i) the Guarantor shall not be entitled to exercise any rights against the Customer to which it becomes subrogated as a result of payments by the Guarantor to the Bank under this Guarantee and (ii) the Guarantor hereby subordinates any and all claims which it may now or in the future have on or against the Customer (including claims to payments of any kind from the Customer) to any and all claims of the Bank on or against the Customer.

     If any payment (or part thereof) by or for the account of the Customer to the Bank is rescinded or must otherwise be returned by the Bank, this Guarantee shall continue to be effective, or be reinstated, as to said payment (or part thereof) as if such payment (or part thereof) had never been made to the Bank.

     In connection with the delivery to the Bank of this Guarantee, the Guarantor hereby represents and warrants to the Bank as follows:

     (a) The Guarantor has full right, power and authority to execute and deliver to the Bank this Guarantee, and to incur the obligations provided for herein.

     (b) Neither the execution and delivery of this Guarantee, nor compliance with the terms and provisions hereof, will conflict with or result in a breach of any of the terms, conditions or provisions of any order, writ, judgment, injunction, decree, determination or award of any court or governmental instrumentality or of any agreement or instrument to which the Guarantor is a party or by which it is bound or to which it is subject, or constitute a default thereunder. The Guarantor is not in default under any such order, writ, judgment, injunction, decree, determination, award, agreement or instrument.

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                                                                           5


     (c) There are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor, or any of its properties or assets, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Guarantor, would have a material adverse effect on the financial condition of the Guarantor, or upon the ability of the Guarantor to perform its obligations hereunder.

     (d) This Guarantee is the legal, valid, and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by general principles of equity and by bankruptcy, insolvency, reorganization or other laws of general application affecting the enforcement of creditors' rights.

     (e) The Guarantor has no offsets or defenses with respect to its obligations hereunder.

     (f) THE GUARANTOR HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, AND WITH SUCH OTHER ADVISERS AS IT HAS DEEMED NECESSARY OR APPROPRIATE, REGARDING THIS GUARANTEE, AND THE GUARANTOR HAS EXECUTED THIS GUARANTEE AFTER HAVING RECEIVED THE BENEFIT OF SUCH LEGAL AND OTHER ADVICE AS IT HAS DEEMED NECESSARY.

     The Guarantor hereby acknowledges that, as a result of its financial interest in the Customer, it has access to information regarding the financial condition and business of the Customer which is equivalent to (or better than) that of the Bank, and the Guarantor hereby irrevocably agrees that the Bank shall have no obligation to keep it informed or apprised of the financial condition or business of the Customer (including any changes, adverse or otherwise, therein).

     Any notice or demand required to be given by the Bank by the terms hereof shall be made in writing in person, by first class mail, by telefacsimile or by telegraph to the Guarantor at its principal place of business as set forth herein. Such notice or demand shall be deemed delivered when given if by telefacsimile or in person, three (3) business days after deposit properly addressed and postage prepaid in an authorized U.S. mail depository if by mail or when received fees paid by the telegraph company or employee thereof if by telegraph.

     THIS GUARANTEE SHALL BE CONSTRUED AS HAVING BEEN MADE IN, AND UNDER THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF
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                                                                           6


AMERICA, WHICH LAWS SHALL SOLELY GOVERN THE VALIDITY AND INTERPRETATION OF THIS GUARANTEE AND ALSO ALL PERFORMANCE HEREUNDER. THE GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY MATTER OR PROCEEDING ARISING UNDER THIS GUARANTEE.

     The certificate of John W. Low, Chief Financial Officer & Secretary of the Guarantor, setting forth the authority for the execution of this Guarantee is hereto annexed.

     IN WITNESS WHEREOF, said Guarantor has caused these presents to be signed by its duly authorized officers this 30 day of August, 1996.



                                             ALPHAREL, INC.



                                             By: /s/ John W. Low
                                                ---------------------------


Seal


ATTEST:


By: /s/ Donna Gonzales
   ---------------------------

                            [ACKNOWLEDGMENT ON NEXT PAGE]
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STATE OF CALIFORNIA      )
                         )  ss.:
COUNTY OF                )

On the 30 day of August, in the year 1996, before me personally came John Willard Low to me known, who being by me duly sworn, did depose and say that
(s)he resides at Del Mar that (s)he is the Chief Financial Officer of ALPHAREL, INC., the corporation described in and which executed the above instrument, that (s)he knew the seal of said corporation; that the seal affixed to said instrument was such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that (s)he signed (her)his name thereto by like order.



                                             /s/ Donna Gonzales
                                             ------------------------------
                                                  Notary Public

ALPHGT1A                                          [SEAL]